CONSENT OF KPMG LLP



The Board of Directors
Dendrite International, Inc.

We consent to the incorporation by reference of our report dated February 16, 1999 in this Form S-8 Registration Statement with respect to the balance sheets of CorNet International, Ltd. as of December 31, 1998 and 1997, and the related statements of income, stockholders' equity, and cash flows for each for the years in the three-year period ended December 31, 1998, which are not presented herein.

KPMG LLP


Allentown, Pennsylvania
October 8, 1999